SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(Rule 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
Of the Securities Exchange Act of 1934
(Amendment No. ___)

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

☒	Definitive Information Statement

MEDICAL CARE TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Medical Care Technologies Inc.
Room 815, No. 2 Building Beixiaojie
Dongzhimen Nei, Beijing 10009
People’s Republic of China
(8610) 6407 0580

December 28, 2010

Dear Shareholder:

This Information Statement is furnished to holders of shares of common stock, par value $.00001 per share (the “Common Stock”), of Medical Care Technologies Inc. (the “Company”). The purpose of this Information Statement is to notify the shareholders that the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holders of 95,300,000 (representing 63.01%) of the issued and outstanding shares of our common stock.  The Written Consent adopted resolutions which authorized the Company to amend the Company’s Articles of Incorporation for the purpose of increasing the authorized number of shares of common stock the Company from 150,000,000 to 500,000,000 shares.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the holders of a majority of common stock of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company. Because stockholders holding at least a majority of the voting rights of our outstanding common stock have voted in favor of the foregoing action, and have sufficient voting power to approve such action through their ownership of common stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stocks.

This Information Statement is being mailed on or about December 29, 2010 to stockholders of record on September 10, 2010.

Sincerely
/s/ Ning C. Wu
Ning C. Wu President

Medical Care Technologies Inc.
Room 815, No. 2 Building Beixiaojie
Dongzhimen Nei, Beijing 10009
People’s Republic of China
_________________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
_______________________________________________________________

This Information Statement is furnished to holders of shares of common stock, par value $.00001 per share (the “Common Stock”), of Medical Care Technologies Inc. (the “Company”). The purpose of this Information Statement is to notify the shareholders that the Company received a majority written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holders of 95,300,000 (representing 63.01%) of the issued and outstanding shares of our Common Stock.  The Written Consent adopted resolutions which authorized the Company to amend the Company’s Articles of Incorporation for the purpose of increasing the authorized number of shares of common stock the Company from 150,000,000 to 500,000,000 shares.

Because stockholders holding at least a majority of the voting rights of our outstanding common stock have voted in favor of the foregoing resolutions, and have sufficient voting power to approve such actions through their ownership of common stock, no other stockholder consents were solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these resolutions and proxies are not requested from stockholders.

In accordance with our bylaws, our board of directors has fixed the close of business on September 10, 2010 as the record date (the “Record Date”), for determining the stockholders entitled to notice of the above noted action. This Information Statement is being mailed on or about December 29, 2010 to stockholders of record on the Record Date.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Pursuant to Section 78.320 of the Nevada Revised Statues (the “NRS”), the affirmative vote of the holders of a majority of the voting power of the Company is required to amend the Articles of Incorporation of the Company (the “Amendment”).  In addition, Section 78.320 of the NRS provides in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company. Accordingly, on September 2 and 17, 2010, the Company received a Written Consent from the holders of a majority of the voting power of the Company which adopted the resolution authorizing the Company to amend its Articles of Incorporation for the purpose of increasing it’s authorized shares of common stock, par value $0.00001 per share from 150,000,000 to 500,000,000.

The Company has no class of voting stock outstanding other than the Common Stock.  On September 10, 2010, there were 149,476,087 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote.  Accordingly, the vote or written consent of the stockholders holding at least 74,738,045 shares of the Common Stock issued and outstanding was necessary to approve the Amendment and the filing of the Certificate of Amendment.

On September 2 and 17, 2010, stockholders holding an aggregate of 95,300,000 (representing 63.01%) of the issued and outstanding shares of Common Stock executed and delivered to the Company the Written Consent.  Accordingly, in compliance with the NRS, at least a majority of the outstanding shares has approved the Amendment.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Certificate of Amendment cannot take effect until 20 days after this Information Statement is sent to the Company’s shareholders. However, the Company filed the Amendment with the Nevada Secretary of State on October 11, 2010.  The Company did not file an Information Statement prior to the legal effective date of the Amendment and is now delivering this Information Statement to its stockholders of record as of the Record Date.

PURPOSES AND EFFECT OF THE CHANGE

The Board of Directors believes that it was advisable and in our best interest to increase the number of authorized shares of common stock in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares of common stock from 150,000,000 to 500,000,000 shares. This step was necessary, in the judgment of the Board of Directors, in order to satisfy our obligations to investors in a recent transaction in which we issued a convertible debenture and to establish a stock option plan and raise additional capital.

Under our current Articles of Incorporation, as amended, we have the authority to issue 150,000,000 shares of common stock, par value $0.00001 per share. As of the Record Date, 149,746,087 shares of common stock were issued and outstanding and as of the date hereof, the Company has issued an additional 1,480,000 shares of common stock.  The Company also expects to issue shares of common stock with respect to the following:

1.           Convertible Debenture: On October 22, 2010, the Company signed a proposed term sheet for a $50,000 convertible debenture. In connection with this term sheet, the convertible debenture is convertible at any time at the election of the holder at a conversion price equal to a 39.9% discount of the average of the lowest trading prices during the 10 day trading period ended on trading day prior to the date of conversion.  If the proposed terms are acceptable to the Company then the Company will be obligated to reserve a sufficient number of shares to provide for the conversion of the Note.

2.           Stock Option:  Upon the approval of our shareholders of this proposal, the Company intends to issue 20,000,000 stock options to the management, consultants and advisors of the Company who have dedicated a significant amount of their time to the growth and development of the Company. In accordance with the proposed option agreement, each option entitles the holder thereof to purchase one share of the Company’s common stock at the exercise price of $0.25 per share for a period of five years from the date of the option agreement. As of the date hereof, the reported bid and ask price is $0.02 per share, a price which is below the conversion price of the options.

The Board further believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to provide the Company with the flexibility to issue Common Stock without further action by Company's shareholders (unless required by law or regulation) for such other corporate purposes as the Board may deem advisable. These purposes may include, among other things, the sale of shares to obtain additional capital funds, the purchase of property or an acquisition or other business combination with another company, the use of additional shares for various equity compensation and other employee benefit plans of the Company and other bona fide purposes.  Other than as described above, the Company currently have no agreements or arrangements with any third party to issue shares of Common Stock.

The text of the Certificate of Amendment as filed with the Secretary of State of Nevada on October 11, 2010, which contains the increase in the authorized common stock is attached hereto as Appendix A.

The additional shares of Common Stock is now a part of the existing class of our common stock and, if and when issued, would have the same rights and privileges as the currently outstanding shares of our common stock. Current shareholders do not have preemptive rights under our Articles of Incorporation, and will not have such rights with respect to these additional authorized shares of common stock. When the Board elects to issue additional shares of common stock, such issuance will have a dilutive effect on the voting power and percentage ownership of our current shareholders, and an adverse effect on the market price of the common stock.

The Board believes that the issuance of additional shares to raise capital to operate our business and to compensate employees for their services outweighs these disadvantages associated with the increase in the authorized shares of Common Stock.  The Company needs the capital which will be generated from the issuance of additional common stock in order to facilitate its growth and development and its ability to compete successfully in the market for skilled employees. If we fail to facilitate growth and development, we may not be able to generate revenues or achieve profitability, and our stockholders may lose their entire investment in us. Furthermore, technological innovation is important to our success and depends, to a significant degree, on the work of technically skilled employees. Competition for the services of these types of employees is intense. We may not be able to attract and retain these employees if we cannot adequately compensate them for their services to the Company. If we are unable to attract and maintain technically skilled employees, our competitive position could be materially and adversely affected.

For all the foregoing reasons, Board believes that the increased in the Company’s authorized capital was in the best interest of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 28, 2010 the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 151,226,087 issued and outstanding shares of Common Stock. Unless otherwise indicated, the business address of each such person is c/o Medical Care Technologies Inc, Room 815, No. 2 Building Beixiaojie, Dongzhimen Nei, Beijing, People’s Republic of China 10009.

	Direct Amount of	Percent
Name of Beneficial Owner	Beneficial Owner	of Class

Great Union Corporation	57,300,000 (1)	37.89%
Ning C. Wu	38,000,000 (2)	25.13%
Hui Liu	1,000,000 (3)	0.66%
Tan Ping	250,000 (4)	0.17%
Sean Lee Heung	250,000 (5)	0.17%
Ping Hai Shen	0	0.00%
All directors and officers (5 persons)	39,500,000	26.13%

(1)
Pursuant to a January 9, 2010, Asset Acquisition Agreement between the Company and Great Union Corporation (“GUC”), a Hong Kong corporation, whereby various computers, software, and technologies held by Great Union were acquired by the Company. In exchange and as consideration for these assets, the Company issued 57,300,000 shares of its common stock, which represented a controlling interest in the Company. As a result of this transaction, there was a change in control. John So, is the sole officer, director and controlling shareholder of GUC.

(2)
Pursuant to a September 13, 2010 CEO Amendment Agreement between the Company and Ning C. Wu (“Wu”), President, Chief Executive Officer and Director, the Company amended the compensation section of a prior management agreement with Wu, whereby the Company issued 38,000,000 shares of its common stock to Wu in exchange for management services to the Company. The 38,000,000 shares are subject to a two year lock up agreement until September 13, 2012.

(3)
Pursuant to a September 2, 2010 Board of Director Agreement between the Company and Hui Liu (“Liu”), Treasurer and Director, the Company issued Liu 1,000,000 shares of its common stock as an annual remuneration fee for directorship services.

(4)
Pursuant to a September 1, 2010 Consulting Agreement between the Company and Tan Ping (“Tan”), Chief Marketing Officer and Director, the Company issued Tan 250,000 shares of its common stock in exchange for providing strategic direction for public relations, marketing and promotion services in the Chinese market.

(5)
Pursuant to a September 1, 2010 Confidential Non-Exclusive Consulting Service Agreement between the Company and Sean Lee Heung (“Heung”), Chief Technology Officer and Director, the Company issued Heung 250,000 shares of its common stock in exchange for providing information technology recommendations to the Company and its requirements for software, hardware, system and network capacities and all other IT related services.

CHANGE IN CONTROL

The statements made in this Information Statement referencing the agreement are qualified in their entirety by reference to the text of said agreement, and are expressly made subject to the more complete information set forth therein. Pursuant the agreement Great Union Corporation, a Hong Kong corporation (“GUC”) acquired 57,300,000 restricted shares of our common stock, which constituted 50.41% of the Company’s issued and outstanding shares of common stock in exchange for certain assets set forth in the agreement.

As a result of the acquisition of GUC, Patricia Traczykowski resigned as our president, principal executive officer, treasurer, principal financial officer, and principal accounting officer.

On January 12, 2010, Michael Freeberg was appointed treasurer of the Company and he is currently a member of our Board of Directors.

On January 12, 2010, Ning C. Wu was appointed president, principal executive officer, principal financial officer and principal accounting officer.

On January 14, 2010, Minh Nguyen was appointed as chief operating officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Consultancy Agreement dated November 25, 2009, between the Company and Ning C. Wu (“Wu”), pursuant to which the parties agreed that Wu will serve as President and Chief Executive Officer for a period of two years. In consideration for such services, the Company agreed to compensate Wu with an annual salary of $60,000 U.S.  A copy of the Consultancy Agreement is attached as Exhibit 10.5 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 20, 2010.

CEO Amendment Agreement dated September 13, 2010 between the Company and Wu, pursuant to which the Company amended the compensation section of a Consultancy agreement. A copy of the CEO Amendment Agreement is attached as Exhibit 10.3 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 20, 2010.

On September 13, 2010, the Company issued 38,000,000 shares of its common stock to Wu in exchange for management services to the Company. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Lock Up Agreement dated September 13, 2010 between Medical Care Technologies Inc. and Ning C. Wu, pursuant to which the 38,000,000 shares issued to Wu are subject to a lock up term of two years. A copy of the Lock-Up Agreement is attached as Exhibit 10.4 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 20, 2010.

On September 2, 2010, the Company entered into a Board of Director Agreement with Hui Liu (“Liu”), treasurer and Director, pursuant to which, the Company issued Liu 1,000,000 shares of its common stock as an annual remuneration fee for directorship services. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. A copy of the Board of Director Agreement with Liu is attached hereto as Appendix B.

On September 1, 2010, the Company entered into a Consulting Agreement with Tan Ping (“Tan”), Chief Marketing Officer and Director, pursuant to which the Company issued Tan 250,000 shares of its common stock in exchange for providing strategic direction for public relations, marketing and promotion services in the Chinese market. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. A copy of the Board of Director Agreement with Tan is attached hereto as Appendix C.

On September 1, 2010, the Company entered into a Confidential Non-Exclusive Consulting Service Agreement with Sean Lee Heung (“Heung”), Chief Technology Officer and Director, pursuant to which the Company issued Heung 250,000 shares of its common stock in exchange for providing information technology recommendations to the Company and its requirements for software, hardware, system and network capacities and all other IT related services. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

INTEREST OF CERTAIN PERSONS IN OR IN
OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND THE AMENDMENT, PLEASE CONTACT:

Medical Care Technologies Inc.
Room 815, No. 2 Building Beixiaojie
Dongzhimen Nei, Beijing 10009
People’s Republic of China
T: (8610) 6407-0580

By Order of the Board of Directors,

/s/ Ning C. Wu
Ning C. Wu, Director, President,
Principal Executive Officer, and
Principal Financial Officer

Appendix

Appendix A	Certificate of Amendment

Appendix B	Board of Director Agreement dated September 2, 2010 between the Company and Hui Liu

Appendix C	Board of Director Agreement dated September 1, 2010 between the Company and Tan Ping

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
Pursuant to NRS 78.385 and 78.390 - (After issuance of Stock)

1. Name of the corporation:
MEDICAL CARE TECHNOLOGIES INC.

2. The articles have been amended as follows (provide article number if available):
Section 1. Capital Stock of the Articles of Incorporation be amended whereby the authorized share capital of common stock be increased from 150,000,000 to 500,000,000 with par value $0.00001/

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power or such greater proportion of the voting power as may be required in the case of a vote by classes or series , or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:     98%

4. Effective date of filing (optional): 09/17/10

5. Officer signature (required): X /s/ Ning C. Wu

*if any proposed amendment would alter or change any preference or any relative to other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees ay cause this filing to be rejected.

This form must be accompanied by appropriate fees.

September 2, 2010

To:
 Ms. Hui Liu

Re:   Medical Care Technologies, Inc., Board of Directors

Dear Ms. Liu:

Effective September 2, 2010, Medical Care Technologies Inc., a Nevada corporation (the “Company”), is pleased to advise you that you have been elected as a director of Medical Care Technologies Inc., subject to your acceptance and agreement to serve as a member of our Board of Directors (the “Board”). Directors are elected for a period of one year and until their successors are elected and qualified. At each annual meeting of stockholders, we elect directors to serve for the following year. The Board is responsible for managing our business and affairs.

This Agreement shall set forth the terms of your service as a director, keeping in mind that, as a director of a Nevada corporation, you have the responsibilities of a director under Nevada Corporation Law.

1.    Acceptance; Board and Committee Service. You hereby accept your election as a director of the Company.

2.    Services.

(a)   The Board will have 8 regular meetings each year, which may be held in the People’s Republic of China. Special meetings may be called from time to time to the extent that they are deemed necessary.

(b)   As requested by the Board of Directors, you will serve on designated subcommittees of the Board of Directors including the audit committee, compensation committee, oversight committee, etc.

•
The audit committee will have four regular meetings, one to review the financial statements for each of the first three fiscal quarters and a fourth to review the audited financial statements for the fiscal year. At these meetings, the audit committee will meet with representatives of our independent registered accounting firm (the “auditors”) and, if the audit committee deems necessary or desirable, the chief financial officer, to review the financial statements together with any questions raised by the auditors’ review of our disclosure and internal controls. The audit committee will also work with the auditors in connection with the implementation of internal controls. It is possible that additional meetings of the audit committee may be required.

•
The compensation committee is responsible for administering any stock option or other equity-based incentive plans and for determining the compensation of the chief executive officer and other executive officers. The compensation committee will meet as many times in the Company’s fiscal year as deemed necessary.

(c)    A copy of our code of ethics, charters for the audit and compensation committee will be provided to you.

3.    Attendance. Meetings for each year shall be scheduled at the beginning of the year and shall be reasonably acceptable to all directors. If you are unable to attend a meeting in person, you may participate by conference call. In addition, you shall be available to consult with the other members of the Board as necessary via telephone, electronic mail or other forms of correspondence. In addition, you will review our financial statements and annual and quarterly reports prior to board meetings. We anticipate that your participation by means other than personal attendance, including review of our financial statements and annual and quarterly reports, as described herein shall be, on the average during the year, not more than ten hours per quarter.

4.   Services for Others. While we recognize that you may serve as a director of other companies, you understand and agree that you are and will be subject to our policy that restricts you from using or disclosing any material non-public information concerning our company or from using or disclosing any of our trade secrets or other proprietary information. Similarly, you agree that you will not use or disclose, in the performance of your duties as a director, any trade secrets or proprietary information of any other company. You agree to execute our standard non-disclosure agreement.

5.   Blackout Period. As a member of our board of directors, if you have information concerning our financial results at any time, you may not engage in transactions in our securities until the information is publicly disclosed.

6.   Compensation. As an independent director, you will receive the following compensation:

(a)    An annual remuneration fee of 1,000,000 restricted shares of the Company pursuant to Rule 144 of the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933.

7.   Compensation for Subsequent Years. Your compensation for subsequent years shall be determined by the Board or the compensation committee, provided that the compensation for any year shall not be less than the compensation for the immediately prior year.

8.   Reimbursement of Expenses. You will be reimbursed for all reasonable travel, lodging and related expenses incurred when you are requested to travel by the Company in connection with the performance of your services as a director and committee member.

9.   Certain Representations.

(a)   You represent and agree that you are accepting the shares of common stock being issued to you pursuant to this Agreement for your own account and not with a view to or for sale of distribution thereof. You understand that the securities are restricted securities and you understand the meaning of the term “restricted securities.” You further represent that you were not solicited by publication of any advertisement in connection with the receipt of the Shares and that you should consult your tax counsel as needed regarding the Shares.

(b) You further represent that, during the past five years:

(i)   No petition has been filed under the federal bankruptcy laws or any state insolvency law by or against, or a receiver, fiscal agent or similar officer has been appointed by a court for your business or property, or any partnership in which you were a general partner at or within two years before the time of such filing, or any corporation or business association of which you were an executive officer at or within two years before the time of such filing;

(ii)   You have not been convicted in a criminal proceeding and are not the subject of a pending criminal proceeding;

(iii)You have not been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(c)    Stock Ownership. As of the date of this agreement, you do not own any shares of any class or series of our capital stock or any options or warrants to purchase our capital stock or any securities convertible into our capital stock.

10.    Entire Agreement; Amendment; Waiver. This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof. This Agreement may be modified or amended, and no provision of this Agreement may be waived, except by a writing that expressly refers to this Agreements, states that it is an amendment, modification or waiver and is signed by both parties, in the case of an amendment or modification or the party granting the waiver in the case of a waiver. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or waiver of any other term or condition of this Agreement. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of this Agreement.

The Agreement has been executed and delivered by the undersigned and is made effective as of the date set first set forth above.

Sincerely,

MEDICAL CARE TECHNOLOGIES INC.

By:	/s/ Ning C. Wu
Ning C. Wu
President, Chief Executive Officer & Director

AGREED AND ACCEPTED:

By: /s/ Hui Liu

Hui Liu

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT dated as of September 1, 2010 ("Effective Date") by and between Tan Ping, an individual, whose principle residence is Beijing China, (hereinafter referred to as the "Consultant"), and Medical Care Technologies Inc., having an office at Room 815, No. 2 Building Beixiaojie, Dongzhimen Nei, Beijing 10009 (the "Company").

The Company wishes to retain the services of the Consultant, and Consultant has agreed to provide the services to the Company, pursuant to the terms hereof:

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1.0    ENGAGEMENT

Company hereby engages Consultant to provide the non-exclusive services pursuant to the terms and conditions hereof. Consultant performs these services as the Chief Marketing Officer. Consultant will be appointed to serve as a member of the Board as of the Effective Date.

The Company has selected the Consultant based upon the Consultant's personal skills and the Consultant's agreement personally to perform the services hereunder. The Consultant may not subcontract or otherwise delegate his obligations under this Consulting Agreement without the Company's prior consent.

2.0    NATURE OF SERVICES

The Consultant is retained by the Company to i) perform Public Relations and marketing services to enhance the Company's name and brand; ii) provide recommendations to the Company on strategic directions for marketing, promotion and public relations in the China market; iii) review and comment on selection of marketing, promotion and market share related services required by the Company; iv) provide network opportunities to the Company; v) participate in all events and meetings deemed necessary to the Company, whether presenting, reviewing or decision making processes.

3.0    TERM

The term of this Consulting agreement (the "Term") shall commence on September 1, 2010 and may be terminated by either Company or the Consultant upon thirty (30) days written notice.

4.0    FEES

4.1    SERVICE FEE

Consultant shall receive a fee of 250,000 restricted stock of the Company's common stock and a stock option grant to purchase 50,000 shares for services rendered pursuant to this Consulting Agreement. Terms and provisions of the stock option will be determined when the Company files a Stock Compensation Plan. The Consultant will devote not less than 10 hours per week to providing the services pursuant to this Consulting Agreement. Consultant will also be available to render services as and when necessary outside of the 10 hours per week.

The Consultant will not be reimbursed for any expenses incurred in connection with this Consulting Agreement, unless the Company approves those expenses in advance in writing.

4.2    TAXES.

The Consultant is solely responsible for payment of any and all taxes that may be due upon the service fee, any other compensation and any income or gain derived from the exercise of stock options granted hereunder.

5.0    OTHER BUSINESS ACTIVITIES AND CONFLICTS OF INTEREST

The Consultant agrees that, notwithstanding the non-exclusive nature of this Consulting Agreement, the Consultant will accept no other engagement of any type that will interfere with his ability to render the services hereunder in a manner that is both time and of quality satisfactory to the Company.

6.0    INDEPENDENT CONTRACTOR RELATIONSHIP

The parties hereto understand, acknowledge and agree that the Consultant's relationship with the Company is that of an independent contractor and that nothing in this Agreement is intended to or should be construed to create an employment, partnership or joint venture relationship.

7.0    CONFIDENTIALITY

The Consultant during the Term and thereafter to take all steps reasonably necessary to hold in trust and confidence information which he knows or has reason to know is considered confidential by the Company ("Confidential Information"). The Consultant agrees to use the Confidential Information solely to perform this Consulting Agreement and covenants and agrees that he will not use or disclose to any person without the Company's prior written approval, any such Confidential Information learned or obtained by the Consultant during or prior to the Term.

Confidential Information includes, but is not limited to, technical and business information relating to the Company's inventions or products, research and development, manufacturing and engineering processes, marketing effects, future business plans and customer information. It also includes any third party's proprietary or confidential information disclosed to the Consultant in the course of providing services to the Company.

The Consultant shall take reasonable steps necessary to ensure that his employees, agents, affiliates and contractors (if any) do not discuss, divulge or utilize any confidential information communicated to or acquired by them.

The obligations under this Paragraph 7.0 shall survive termination of this Consulting Agreement. 8.0 TRADE SECRETS AND INTELLECTUAL PROPERTY RIGHTS

8.1    DISCLOSURE

The Consultant agrees to disclose promptly in writing to the Company, or any person designated by the Company, copyrightable material that is conceived, developed, made or reduced to practice by the Consultant in the performance of services to the Company.

8.2    ASSIGNMENT OF WORK PRODUCT

"Work Product" means all work pertaining to public relations, marketing plans, designs, discoveries, works of authorship, formulae, processes, inventions, improvements and ideas solely or jointly conceived, developed or reduced to practice during the performance of this Consulting Agreement. The Consultant hereby irrevocably assigns, conveys and otherwise transfers to the Company, and its respective successors and assigns, all rights, title and interests worldwide in and to the Work Product and all proprietary rights therein, including, without limitation, all copyrights, trademarks, trade secret rights, moral rights, and all contract and licensing rights, and all claims and causes of action of any kind with respect to any of the foregoing, whether now known or hereafter to become known.

The obligations and undertaking in this Section 8.0 shall survive termination of this Consulting Agreement. If called upon to render assistance under this section following termination of this Consulting Agreement, the Consultant will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of the Company.

9.0    RETURN OF COMPANY PROPERTY

The Consultant acknowledges that the Company's sole and exclusive property includes all documents, such as drawings, manuals, notebooks, reports, sketches, records, computer programs, employee lists, customer lists, and the like in his custody or possession, whether delivered to the Consultant by th C mpany or made by the Consultant in the performance of services under this Consulting Agreement, relating to the business activities of the Company or its customers or suppliers and containing any information or data whatsoever, whether or not Confidential Information. The Consultant agrees to deliver promptly all of the Company's property and all copies of the Company's property in the Consultant's possession to the Company at the termination of this Consulting Agreement or at any time upon the Company's request.

10.0    WARRANTIES AND INDEMNIFICATION

The Consultant represents and warrants that the Company's use, reproduction, distribution or modification of the Work Product does not and will not violate the rights of any third parties, including, but not limited to, trade secrets, trademarks, publicity, privacy, copyrights and patents, or any applicable law and regulation. The Consultant further represents that the Work Product is free and clear of all encumbrances, including without limitation, security interests, licenses, liens, charges or other restrictions.

The Consultant will, at his own expense, indemnify, defend and hold the Company harmless against any claims (including the costs of litigation and attorneys' fees) resulting from a breach or alleged breach of the Consultant's representations and warranties under this Consulting Agreement. The Company shall provide notice to the Consultant of any such claim, suit or proceeding and shall assist the Consultant, at the Consultant's expense, in defending any such claim, suit or proceeding.

11.0    TERMINATION

11.1    TERMINATION BY THE COMPANY

The Company may terminate this Consulting Agreement immediately in the event of material breach by the Consultant. "Material breach" shall include any violation o the terms of Sections 7.0, 8.0, and 10.0, any other breach that the Consultant has failed to cure within ten (10) days after written notice by the Company, and any acts of gross misconduct by the Consultant directly affecting this Consulting Agreement or the independent consultant relationship.

12.0    APPLICABLE LAW: ENFORCEMENT.

This Consulting Agreement shall be governed by and construed in accordance with the laws in force in Nevada. 13.0 ENTIRE AGREEMENT

This Consulting Agreement contains the entire understanding of the parties. This Consulting Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, amendment, extension or discharge is sought.

14.0    MISCELLANEOUS PROVISIONS

14.1    NOTICES

Notices related to this Consulting Agreement shall be sent to:

The Company:	Ning C. Wu
Chief Executive Officer
Medical Care Technologies Inc.
Room 815, No. 2 Building, Beixiaojie
Dongzhimen Nei, Beijing 10009

The Consultant:	Tan Ping
Room 1201, No. 24
Building, No. 77 of Middle road,
North 3rd Road, Beijing

Any notice provided for or permitted under this Consulting Agreement shall be given in writing and shall he delivered to the individuals and addresses above. Delivery shall be effected by: (A) hand delivery; (B) confirmed telecopy; (C) commercial overnight courier with written verification of receipt; (D) U.S. mail postage prepaid, certified or registered mail, return receipt requested. Such notice shall be deemed to have been received on the date of actual delivery or three (3) days after sending, whichever is earlier.

14.2    WAIVERS

No provision of this Consulting Agreement shall be considered waived by either party and no breach excused by either party, except in writing signed by the party against whom waiver or excuse is asserted. No consent by either party to, or waiver of, a breach by the other party, whether express or implied, shall constitute consent to, waiver of, or excuse of any other, different or subsequent breach by that party.

14.3    ASSIGNMENT

The Consultant may not assign its rights or obligations hereunder in whole or in part without the Company's prior written consent. The Company may assign its rights or obligations hereunder in whole or in part. This Consulting Agreement will be for the benefit of the Company's successors and assigns, and will be binging on the Consultant's heirs, legal representatives and permitted assignees.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

MEDICAL CARE TECHNOLOGIES INC.		CONSULTANT

By:	/s/ Ning C. Wu	By:	/s/ Tan Ping
	Ning C. Wu		Tan Ping
	Chief Executive Officer		Consultant
	Date: Aug 31, 2010		Date: Aug 31, 2010

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